AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	54 1163725
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia 22203
(703) 522-1315
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Brian A. Miller
Executive Vice President, General Counsel and Corporate Secretary
4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
(703) 522-1315
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Andrew R. Schleider
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(2)
Common Stock, par value $0.01 per share	(1)	(1)	(2)
Preferred Stock, without par value	(1)	(1)	(2)
Depositary Shares	(1)	(1)	(2)
Stock Purchase Contracts	(1)	(1)	(2)
Stock Purchase Units	(1)	(1)	(2)
Warrants	(1)	(1)	(2)

(1)   There are being registered under this registration statement such indeterminate principal amount of debt securities, which may be senior or subordinated, and such indeterminate number of shares of common stock and preferred stock, depositary shares, stock purchase contracts, stock purchase units or warrants of the registrant as may from time to time be offered at indeterminate prices.

(2)   In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

THE AES CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
WARRANTS

        We may offer and sell, from time to time, in one or more offerings, the securities covered by this prospectus.

        We may offer and sell the securities covered by this prospectus to or through underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis. We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus or other offering materials. The prospectus supplements or other offering materials may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or other offering materials. You should read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, or other offering materials carefully before you invest in the securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "AES."

        Investing in our securities involves risks. You should carefully read the risks that are described in the "Risk Factors" section beginning on page 1 of this prospectus, in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission and in any applicable prospectus supplement or other offering materials before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2009.

ABOUT THIS PROSPECTUS

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering material or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering material as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" (as defined in Rule 405 of the Securities Act of 1933, as amended) using a "shelf" registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any other offering material may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering material may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering material. You should read this prospectus, the applicable prospectus supplement and any other offering material, together with the additional information described under "Where You Can Find More Information" before making an investment decision. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering material.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Unless otherwise indicated or the context otherwise requires, the terms "AES," "we," "our," "us," and "the Company" refer to The AES Corporation, including all of its subsidiaries and affiliates, collectively. The term "The AES Corporation" refers only to the parent, publicly held holding company, The AES Corporation, excluding its subsidiaries and affiliates.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.aes.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.

        The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

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  our Annual Report on Form 10-K for the year ended December 31, 2008, which we refer to as the "2008 Form 10-K";

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

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  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009;

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  our Current Reports on Form 8-K filed with the SEC on March 20, 2009 (but only with respect to disclosure under Item 1.02 and 8.01 included in such report), March 26, 2009, March 30, 2009 (two reports, but only with respect to disclosure under Items 8.01 included in such reports), April 2, 2009, April 22, 2009, April 23, 2009, May 8, 2009 (but only with respect to disclosure under Item 5.02 included in such report), August 11, 2009 and September 14, 2009; and

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  the description of our common stock contained on Form 8-A/A filed with the SEC on May 12, 2000, including any amendment or report filed for the purpose of updating that description.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

Brian A. Miller
Executive Vice President, General Counsel and Corporate Secretary
4300 Wilson Boulevard
Arlington, Virginia 22203
(703) 522-1315

 FORWARD-LOOKING STATEMENTS

        This prospectus includes or incorporates by reference statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements. Although we believe that these forward-looking statements and the underlying assumptions are reasonable, we cannot assure you that they will prove to be correct. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. In addition to the factors described under "Risk Factors" in this prospectus, any prospectus supplement, or any other offering material as well as in the documents incorporated by reference, some of these factors include:

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  the economic climate, particularly the state of the economy in the areas in which we operate, including the fact that the global economy has recently been in decline and faces considerable uncertainty for the foreseeable future which further increases many of the risks discussed herein and in our periodic reports filed with the SEC;

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  our ability to achieve expected rate increases in our Utility businesses;

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  our ability to manage our operation and maintenance costs;

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  the performance and reliability of our generating plants, including our ability to reduce unscheduled down-times;

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  changes in the price of electricity at which our Generation businesses sell into the wholesale market and our Utility businesses purchase to distribute to their customers, and our ability to hedge our exposure to such market price risk;

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  changes in the prices and availability of coal, gas and other fuels and our ability to hedge our exposure to such market price risk, and our ability to meet credit support requirements for fuel and power supply contracts;

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  changes in and access to the financial markets, particularly those affecting the availability and cost of capital in order to refinance existing debt and finance capital expenditures, acquisitions, investments and other corporate purposes;

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  changes in our or any of our subsidiaries' corporate credit ratings or the ratings of our or any of our subsidiaries' debt securities or preferred stock, and changes in the rating agencies' ratings criteria;

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  changes in inflation, interest rates and foreign currency exchange rates;

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  our ability to purchase and sell assets at attractive prices and on other attractive terms;

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  our ability to locate and acquire attractive "greenfield" projects and our ability to finance, construct and begin operating our "greenfield" projects on schedule and within budget;

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  the expropriation or nationalization of our businesses or assets by foreign governments, whether with or without adequate compensation;

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  changes in laws, rules and regulations affecting our business, including, but not limited to, deregulation of wholesale power markets and its effects on competition, the ability to recover net utility assets and other potential stranded costs by our utilities, the establishment of a regional transmission organization ("RTO") that includes our utility service territory, the application of market power criteria by the Federal Energy Regulatory Commission ("FERC");

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  changes in law resulting from new federal energy legislation, including the effects of the repeal of Public Utility Holding Company Act of 1935 ("PUHCA 1935"), and changes in political or regulatory oversight or incentives affecting our wind business, our solar joint venture, our other renewables projects and our initiatives in greenhouse gas ("GHG") reductions and energy storage including tax incentives;

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  changes in environmental, tax and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances;

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  the impact of climate or energy legislation in the United States or abroad;

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  variations in weather, especially mild winters and cooler summers in the areas in which we operate, and the occurrence of difficult hydrological conditions, hurricanes and other storms and disasters;

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  our ability to meet our expectations in the development, construction, operation and performance of our wind businesses, which rely, in part, on actual wind volumes in areas affecting our existing and planned wind farms performing consistently with our expectations, and actual wind turbine performance operating consistently with our expectations;

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  the success of our initiatives in other renewable energy projects, as well as climate solutions and energy storage projects, and the attractiveness of market prices for carbon offsets under markets governed by the Kyoto Protocol of the United Nations Framework Convention on Climate Change ("the Kyoto Protocol"), and consistent and orderly regulatory procedures governing the application, regulation, issuance of Certified Emission Reduction ("CER") credits and the extension of such regulations beyond 2012;

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  our ability to keep up with advances in technology;

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  the potential effects of threatened or actual acts of terrorism and war;

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  changes in tax laws and the effects of our strategies to reduce tax payments;

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  the effects of litigation and government investigations;

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  decreases in the value of pension plan assets, increases in pension plan expenses and our ability to fund defined benefit pension and other post-retirement plans at our subsidiaries;

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  changes in accounting standards, corporate governance and securities law requirements;

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  our ability to remediate and compensate for any material weaknesses in our internal controls over financial reporting; and

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  our ability to attract and retain talented directors, management and other personnel, including, but not limited to, financial personnel in our foreign businesses that have extensive knowledge of accounting principles generally accepted in the United States ("GAAP").

        These factors in addition to others described elsewhere in this prospectus, any prospectus supplement, any other offering material or in the documents incorporated herein by reference, should not be construed as a comprehensive listing of factors that could cause results to vary from our forward looking information.

        Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

THE COMPANY

        We are a global power company. We operate two primary lines of business. The first is our Generation business, where we own and/or operate power plants to generate and sell power to wholesale customers such as utilities and other intermediaries. The second is our Utilities business, where we own and/or operate utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors within a defined service area. The Utilities line of business also includes our integrated utilities that both distribute and generate electricity. Each of our primary lines of business generates approximately half of our revenues.

        We are also continuing to expand our wind generation business and are pursuing additional renewable energy projects in solar and climate solutions. These initiatives are not material contributors to our operating results, but we believe that they may become material in the future. For additional information regarding our business, see Item 1: Business in our 2008 Form 10-K.

        Our Company is organized along our two lines of businesses in three regions: (1) Latin America & Africa; (2) North America and AES Wind Generation; and (3) Europe, Middle East & Asia, each managed by a regional president or group manager. AES Wind Generation is managed as part of our North America region while climate solutions projects are managed in the region in which they are located. With certain exceptions, the Company manages development efforts centrally through a development group. Beginning in 2009, the Company realigned its reportable segments to reflect the structure described above and has revised its disclosure originally presented in its 2008 Form 10-K to give effect to this change in reportable segments. In addition, the Company has recast, on a retrospective basis, its historical audited financial statements originally presented in the Company's 2008 Form 10-K to give effect to the disclosure and presentation requirements of Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51." See the Company's Current Report on Form 8-K filed on September 14, 2009, which supercedes the corresponding portions of the Company's 2008 Form 10-K.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described under the caption "Risk Factors" included in our 2008 Form 10-K, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering material relating to an offering of our securities as well as the other documents incorporated by reference herein.

        The risks and uncertainties described in any applicable prospectus supplement or other offering material as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering material as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

DESCRIPTION OF SECURITIES

        We may issue from time to time, in one or more offerings, the following securities:

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  debt securities;

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  common stock;

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  preferred stock;

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  depositary shares;

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  stock purchase contracts;

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  stock purchase units; and

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  warrants

        We will set forth in the applicable prospectus supplement or other offering material a description of the debt securities, common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and warrants, which may be offered under this prospectus. Any common stock or preferred stock that we offer may include rights to acquire our common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The terms of the offering of securities including the initial offering price and the net proceeds to us will be contained in the prospectus supplement or other offering material relating to such offer. The prospectus supplement or any other offering material may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering material before you invest in any of our securities.

USE OF PROCEEDS

        Except as may otherwise be described in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of the securities under this prospectus for general corporate or working capital purposes, which may include, among other things, capital expenditures, repaying indebtedness, funding acquisitions and investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement or other offering material relating to such offering.

 PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

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  through underwriters, dealers or remarketing firms;

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  directly to one or more purchasers, including to a limited number of institutional purchasers; or

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  through agents.

        Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer, remarketing firm or agent will be identified, and any such compensation received from us will be described in the applicable prospectus supplement.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering material and will include, among other things:

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  the type of and terms of the securities offered;

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  the price of the securities;

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  the proceeds to us from the sale of the securities;

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  the names of the securities exchanges, if any, on which the securities are listed;

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  the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

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  any discounts or concessions which may be allowed or reallowed or paid to dealers.

        If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or other offering material with respect to the securities being offered.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering material, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering material. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

        The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, any such agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or other offering material, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering material, and the applicable prospectus supplement or other offering material will set forth the commission payable for solicitation of such contracts.

        Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

        Unless otherwise indicated in the applicable prospectus supplement or other offering material, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or other offering material, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

 LEGAL MATTERS

        Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements and related financial statement schedule of The AES Corporation for the year ended December 31, 2007, and for each of the two years in the period ended December 31, 2007, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated September 14, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs relating to the adjustments to reflect the retroactive application of Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51," which was adopted by the Company on January 1, 2009, and for the changes in reportable segments that occurred in the first quarter of 2009, and for the adoption of Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" in 2007 and Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" in 2006). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of The AES Corporation for the year ended December 31, 2008 appearing in The AES Corporation's Current Report on Form 8-K dated September 14, 2009 (including the schedule appearing therein), and the effectiveness of The AES Corporation's internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts except for the SEC filing fee are estimated).

SEC registration fee	$(1)
Trustee fees(2)	10,000
Legal fees and expenses(2)	180,000
Accounting fees and expenses(2)	135,000
Printing and engraving expenses(2)	47,000
Miscellaneous expenses(2)	50,000
Total	$422,000

(1)           Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)           The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder.  Expenses for additional issuances of securities are not currently known.  We will set forth in the applicable prospectus supplement the estimated aggregate amount of expenses payable by us in connection with any offering of securities.

Item 15.  Indemnification of Directors and Officers.

Under the By-Laws of The AES Corporation (the “Company”), and in accordance with Section 145 of the Delaware General Corporation Law (“DGCL”), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, which is hereinafter referred to as a “derivative action”) by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving in such capacity or as an agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of the Company may be similarly indemnified, at the discretion of the Board of Directors.

Under Section 145 of the DGCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

Pursuant to Company’s By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by the Company. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

In addition, under the Company’s By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person’s status as such whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company’s By-Laws.

Item 16.  Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A)          each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           If the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)           insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9)           the undersigned registrant hereby undertakes that,

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Arlington, State of Virginia, on September 14, 2009.

THE AES CORPORATION

By:	/s/ VICTORIA D. HARKER
	Name:	Victoria D. Harker
	Title:	Executive Vice President and Chief
Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Brian A. Miller and Victoria D. Harker and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.  This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL HANRAHAN	President, Chief Executive Officer
Paul Hanrahan	(Principal Executive Officer) and Director	September 14, 2009

/s/ SAMUEL W. BODMAN, III
Samuel W. Bodman, III	Director	September 14, 2009

/s/ TARUN KHANNA
Tarun Khanna	Director	September 14, 2009

/s/ JOHN A. KOSKINEN
John A. Koskinen	Director	September 14, 2009

/s/ PHILIP LADER
Philip Lader	Director	September 14, 2009

Signature	Title	Date

/s/ SANDRA O. MOOSE
Sandra O. Moose	Director	September 14, 2009

/s/ JOHN B. MORSE, JR.
John B. Morse, Jr.	Director	September 14, 2009

/s/ PHILIP A. ODEEN
Philip A. Odeen	Chairman of the Board and Lead Independent Director	September 14, 2009

/s/ CHARLES O. ROSSOTTI
Charles O. Rossotti	Director	September 14, 2009

/s/ SVEN SANDSTROM
Sven Sandstrom	Director	September 14, 2009

/s/ VICTORIA D. HARKER
Victoria D. Harker	Executive Vice President and Chief Financial Officer (Chief Financial Officer)	September 14, 2009

/s/ MARY WOOD
Mary Wood	Vice President and Controller (Principal Accounting Officer)	September 14, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

1.1*	Form of Underwriting Agreement

4.1	Sixth Restated Certificate of Incorporation of The AES Corporation is incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K for the year ended December 31, 2008.

4.2	Amended and Restated By-Laws of The AES Corporation is incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 11, 2009.

4.3*	Form of Preferred Stock Certificate of Designation

4.4

Senior Indenture, dated as of December 8, 1998, between The AES Corporation and Wells Fargo Bank, National Association, as successor to Bank One, National Association (formerly known as The First National Bank of Chicago) is incorporated by reference to Exhibit 4.01 of the Company’s Form 8-K filed on December 11, 1998.

4.5

Form of Senior Subordinated Indenture between the Company and the trustee incorporated herein by reference to Exhibit 4.2 of Amendment No. 1 to the Company’s Registration Statement (No. 333-81953) on Form S-3 filed on July 13, 1999.

4.6*	Form of Senior Note

4.7*	Form of Subordinated Note

4.8*	Form of Deposit Agreement

4.9*	Form of Stock Purchase Contract Agreement

4.10*	Form of Stock Purchase Contract

4.11*	Form of Stock Purchase Unit Agreement

4.12*	Form of Stock Purchase Unit

4.13*	Form of Warrant Agreement

4.14*	Form of Warrant

4.15

Form of Second Supplemental Indenture, dated as of June 11, 1999, between The AES Corporation and Wells Fargo Bank, National Association, as successor to Bank One, National Association (formerly known as The First National Bank of Chicago) is incorporated by reference to Exhibit 4.01 of the Company’s Form 8-K filed on June 11, 1999.

4.16

Third Supplemental Indenture, dated as of September 12, 2000, between The AES Corporation and Wells Fargo Bank, National Association, as successor to Bank One, National Association incorporated herein by reference to Exhibit 4.(e) of the Company’s Form 10-K filed on February 26, 2009.

4.17

Form of Fifth Supplemental Indenture, dated as of February 9, 2001, between The AES Corporation and Wells Fargo Bank, National Association, as successor to Bank One, National Association is incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on February 8, 2001.

4.18

Form of Sixth Supplemental Indenture, dated as of February 22, 2001, between The AES Corporation and Wells Fargo Bank, National Association, as successor to Bank One, National Association is incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on February 21, 2001.

4.19

Ninth Supplemental Indenture, dated as of April 3, 2003, between The AES Corporation and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association) is incorporated by reference to Exhibit 4.6 of the Company’s Form S-4 filed on December 7, 2007.

4.20

Form of Tenth Supplemental Indenture, dated as of February 13, 2004, between The AES Corporation and Wells Fargo Bank, National Association (as successor by consolidation to Wells Fargo Bank Minnesota, National Association) is incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on February 13, 2004.

4.21

Eleventh Supplemental Indenture, dated as of October 15, 2007, between The AES Corporation and Wells Fargo Bank, National Association is incorporated by reference to Exhibit 4.7 of the Company’s Form S-4 filed on December 7, 2007.

4.22

Twelfth Supplemental Indenture, dated as of October 15, 2007, between The AES Corporation and Wells Fargo Bank, National Association is incorporated by reference to Exhibit 4.8 of the Company’s Form S-4 filed on December 7, 2007.

4.23

Thirteenth Supplemental Indenture, dated as of May 19, 2008, between The AES Corporation and Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 4.(l) of the Company’s Form 10-K filed on February 26, 2009.

4.24

Fourteenth Supplemental Indenture, dated April 2, 2009 between The AES Corporation and Wells Fargo Bank, National Association incorporated herein by reference to Exhibit 99.1 of the Company’s Form 8-K filed on April 2, 2009.

5.1	Opinion of Shearman & Sterling LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee for the senior debt securities

25.2	Statement of Eligibility of Trustee for the subordinated debt securities

*                  To be filed, if necessary, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.